UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 25, 2007

SPEEDHAUL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China 010030

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   86 (471) 339-7999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2007 the Board of Directors of Speedhaul Holdings, Inc. adopted the 2007 Equity Compensation Plan. The following descriptions summarize certain provisions of our 2007 Equity Compensation Plan (“Plan”). This summary is not complete and is qualified by reference to the full text of the Plan, a copy of which has been filed as an exhibit to this Current Report on Form 8-K.

The purpose of the Plan is to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The issuance of grants under the Plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business. Under Federal securities laws, these services cannot be in connection with the offer of sale of our securities in a capital raising transaction nor directly or indirectly promote or maintain a market for our securities. We have currently reserved 3,000,000 of our authorized but unissued shares of common stock for issuance under the Plan. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes. As of October 31, 2007 we have not made any grants under the Plan.

Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. Any non-qualified option granted under the Plan must provide for an exercise price of not less than the par value of our common stock. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. Unless the Plan is approved by our stockholders by October 25, 2008, no incentive stock options may be granted and all incentive stock options that may have been previously granted shall automatically be converted into non-qualified stock options.

Eligibility

The eligible participants include our directors, officers, employees and consultants and advisors.

Administration

The Plan will be administered by our Board of Directors or an underlying committee (the “Committee”). The Board of Directors or the Committee determines from time to time to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements are resolved by the Board or Committee.

Shares Subject to Awards

A maximum of 3,000,000 shares may be issued unless the Plan is subsequently amended. In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the Plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan will terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant will have the right, during the period of 30 days preceding such termination, to exercise the participant’s option, in whole or in part, including as to options not otherwise exercisable.

Terms of Exercise

The Plan provides that the options granted thereunder will be exercisable from time to time, in whole or in part, unless otherwise specified by the Committee or by the Board of Directors. The Plan further provides that with respect to incentive stock options the aggregate fair market value of the common stock underlying the incentive stock options which are exercisable by any option holder during any calendar year cannot exceed $100,000.

Exercise Price

The purchase price for shares subject to an incentive stock option must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price of incentive options must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a “10% stockholder.” A “10% stockholder” is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The purchase price for shares subject to a non-qualified option must be at least the par value of our common stock. The Plan provides that fair market value will be determined by the Board or the Committee in accordance with procedures, which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee is to determine the fair value of such consideration to us in monetary terms. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

Manner of Exercise

Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment for the exercise price of the Plan option can be in cash, checks, certified or bank cashier’s checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee; provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

Option Period

All incentive stock options shall expire on or before the 10th anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

Termination

All Plan options are non-assignable and non-transferable except by will or by the laws of descent and distribution and during the lifetime of the optionee may be exercised only by such optionee. If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee’s right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

In the event of termination of employment because of death while an employee or because of disability, the optionee’s options may be exercised not later than the expiration date specified in the option or one year after the optionee’s death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee’s death, whichever date is earlier.

If an optionee’s employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

If an optionee’s employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

If an optionee’s employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

Modification and Termination of Plan

The Board of Directors or Committee may amend, suspend or terminate the Plan at any time; however, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. In addition, no amendment may be made to the Plan which has the effect of increasing the aggregate number of shares subject to this Plan (except for adjustments due to changes in our capitalization) or changing the definition of “Eligible Person” under the Plan unless and until approved by our stockholders, if required, in the same manner as approval of the Plan. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan will terminate on October 25, 2017.

Restrictions Under Securities Laws

The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Between September 2007 and October 30, 2007 Speedhaul Holdings, Inc. sold an aggregate of 2,219,252 shares of its common stock at an offering price of $1.00 per share to 135 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Regulation S of that act. We received proceeds of $2,219,252 in this offering. We did not pay any commissions, placement agent fees, finder’s fee or other compensation in the transaction and we intend to use the proceeds from this offering for property acquisitions and general working capital.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.17	2007 Equity Compensation Plan *

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDHAUL HOLDINGS, INC.

Date: October 31, 2007	By:	/s/ Adam C. Wasserman Adam C. Wasserman Chief Financial Officer